Exhibit 10.7

Letter Agreement Amendment

This document is an amendment to your letter agreement with Array Technologies, Inc., which established the terms of your employment (“Offer Letter”). All other terms of the Offer Letter shall remain in effect. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offer letter.

1.	Termination

If your employment is terminated by the Company without Cause or if you resign with Good Reason (each as defined below), you will receive a severance payment equal to nine months of base salary (the “Severance Payment”). You shall be entitled to the Severance Payment (i) if and only if (A) you execute and deliver to the Company a general release in a form substantially similar to the form attached to your Offer Letter as Exhibit B (the “General Release”) and the General Release has become effective and no longer subject to revocation no later than sixty (60) days following the termination of your employment; and (B) the General Releaser has not been breached, and (C) and you have not applied for unemployment compensation chargeable to the Company or any Company affiliate during the Severance Period. You shall not be entitled to any other salary, compensation or benefits after termination of your employment, except as specifically provided in the Company’s employee benefit plans, or as required by applicable law. Any Severance Payment owed to you hereunder will be paid by the Company in a lump sum or as salary continuation, at the Company’s election. In the event that Company elects to pay in a lump sum, the Company will make that lump sum payment on the Company’s first scheduled payment date following the date that the General Release has become effective and is no longer subject to revocation; provided, however, that any portion of the Severance Payment that constitutes nonqualified deferred compensation within the meaning of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (“Section 409K”) shall not be paid or provided until the sixtieth (60th) day following such termination to the extent necessary to avoid adverse tax consequences under Section 409A.

“Cause” means with respect to you one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the bonus of any other act or omission involving dishonesty or fraud with respect to the Company or any Company affiliate or any of their customers, vendors or suppliers, (ii) reporting to work under the influence of alcohol or under the influence or in the possession of illegal drugs, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any Company affiliate, (v) a willful and material failure to observe policies or standards approved by the Company regarding employment practices (including nondiscrimination and sexual harassment policies) as prescribed thereby from time to time after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice or (vi) any breach by you of any non-competition, non-solicitation, no-hire or confidentiality covenant between you and the Company or any Company affiliate or any material breach by you of any other provision of this letter agreement or any other agreement to which you and the Company or any Company affiliate are parties, after notice of such breach and, if curable, an opportunity to permanently cure such breach within 30 days of such notice.

“Good Reason” means with respect to you: (i) a material reduction in your Salary without your consent, or (ii) a relocation of your principal place of employment, without your consent, to a location more than 50 miles from your then-current principal place of employment; provided that, in any case, (x) written notice of your resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for your resignation with Good Reason to be effective hereunder, (y) the Company shall have 30 days after receipt of such notice during which the Company may remedy the occurrence giving rise to the claim for Good Reason termination, and, if the Company cures such occurrence within such 30-day period, there shall be no Good Reason, and (z) you must actually resign within 90 days following the event constituting Good Reason.

If your employment is terminated due to your resignation without Good Reason, your disability or death or your termination by the Company for Cause, or for any other reason, the Company’s obligations hereunder shall immediately cease, except that you or your estate will be entitled to receive accrued salary and benefits through the date of termination. You will be considered physically or mentally disabled if you are unable, as determined by a physician acceptable to the Company, to perform your job functions for a period aggregating 90 days during any twelve-month period, subject to the provisions of applicable law. For the avoidance of doubt, if your employment is terminated due to any of the reasons described in this paragraph, you understand that you will not be entitled to any Severance Payment from they Company, you will not be entitled to any Bonus (except for any Bonus which is attributable to the fiscal year preceding the year of your termination and which had not been paid to you as of the date of your termination), and any equity award which you received from the Company but has not yet vested at the time of your termination (including any unvested portion of the initial equity award described in Section 4 above) will be forfeited.

Jim Fusaro, CEO	/s/ Jim Fusaro	Date

Stuart Bolland	/s/ Stuart Bolland	Date	25th May 2019

2